UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2015

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 29, 2015, SANUWAVE Health, Inc., a Nevada Corporation (the “Company”), held a Special Meeting of Stockholders (the “Special Meeting”). As described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 25, 2015 (the “Proxy Statement”), stockholders were asked at the Special Meeting to consider and vote on a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock, par value $0.001 per share, from 155,000,000 to 355,000,000 (“Proposal No. 1”).

Of the 63,056,519 shares outstanding and entitled to vote as of the record date for the Special Meeting, June 10, 2015, 45,807,789 shares were present at the Special Meeting in person or by proxy. As such, a quorum was established at the Special Meeting.

The stockholders approved Proposal No. 1 by a vote of 39,884,947 for; 5,904,627 against; and 18,215 abstentions.

Further information regarding this matter is contained in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued by SANUWAVE Health, Inc. on July 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Date: July 30, 2015	By:	/s/ Kevin A. Richardson II
Kevin A. Richardson II
Chairman of the board of directors and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by SANUWAVE Health, Inc. on July 30, 2015.